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                                                                    EXHIBIT 10.1



                               CAERE CORPORATION
                        1981 INCENTIVE STOCK OPTION PLAN

                           Adopted December 17, 1981
                 Approved by the Shareholders February 24, 1982
                             Amended July 12, 1983
           Amendment Approved by the Shareholders September 21, 1983
                             Amended June 25, 1985
              Amendment Approved by the Shareholders June 24, 1986
                 Amended October 21, 1986 and February 17, 1987
            Amendments Approved by the Shareholders October 20, 1987
                             Amended April 19, 1989
           Amendment Approved by the Stockholders September 26, 1989
                           Amended February 15, 1990
               Amendment Approved by the Stockholders May 3, 1990
                           Amended February 27, 1992
               Amendment Approved by the Stockholders May 5, 1992
                           Amended February 18, 1993
               Amendment Approved by the Stockholders May 4, 1993
                           Amended February 10, 1994
              Amendment Approved by the Stockholders May 25, 1994
                            Amended October 14, 1994
            Amendment Approved by the Stockholders December 20, 1994
                           Amended February 21, 1996
              Amendment Approved by the Stockholders May 14, 1996
                            Amended August 19, 1996

1.               PURPOSE.

         (a) The purpose of the Plan is to provide a means by which selected key employees of Caere Corporation (the "Company") and its Affiliates, as defined in subparagraph l(b), may be given an opportunity to purchase stock of the Company.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

         (c) The Company, by means of the Plan, seeks to retain the services of persons now holding key positions, to secure and retain the services of persons capable of filling such



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positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (d) The Company intends that the options issued under the Plan be incentive stock options as that term is used in Section 422 of the Code.


2.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                 (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

                 (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.





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                 (3)      To amend the Plan as provided in paragraph 10.

                 (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (c) The Board may delegate administration of the Plan to a committee composed of one (1) or more members of the Board, all of the members of which committee may (but need not) be, in the discretion of the Board, non-employee directors and/or outside directors, as defined by the provisions of subparagraphs 2(d) and 2(e), respectively. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two or more outside directors any of the administrative powers the committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the date of the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to any person or persons and the term "Committee" shall apply to any person or persons to whom such authority has been delegated.

         (d) The term "non-employee director," as used in this Plan, shall mean a director who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a director (except for an





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amount as to which disclosure would not be required under Item 404(a) of
Regulation S-K ("Regulation S-K") promulgated pursuant to the Securities Act of 1933 (the "Securities Act"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (e) The term "outside director," as used in this Plan, shall mean a director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

3.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate three million five hundred ninety-five thousand (3,595,000) shares of the Company's common stock; provided, however, that such aggregate number of shares shall be reduced to reflect the number of shares of the Company's common stock that have been sold





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pursuant to, or may be sold pursuant to outstanding options granted under, the
Company's 1981 Supplemental Stock Option Plan to the same extent as if such sales had been made or options had been granted pursuant to this Plan. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

         (c) An option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). Should it be determined that an option granted under the Plan exceeds such maximum for any reason other than the failure of a good faith attempt to value the stock subject to the option, such option shall be considered a nonstatutory stock option to the extent, but only to the extent, of such excess; provided, however, that should it be determined that an entire option or any portion thereof does not qualify for treatment as an incentive stock option by reason of exceeding such maximum, such option or the applicable portion shall be considered a nonstatutory stock option.

         (d) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, no person shall be eligible to be granted in any calendar year options under this Plan covering more than an aggregate of three hundred thousand (300,000) shares of the Company's





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common stock, when combined with options granted in the same calendar year under the Company's 1981 Supplemental Stock Option Plan. Shares subject to an option that is canceled shall continue to be counted against the maximum number of shares that may be covered by options granted to a person pursuant to this subparagraph 3(c). If an option is amended, exchanged or otherwise altered in a manner that results in a reduction of the exercise price, such transaction shall be deemed to be a cancellation of the original option and the grant of a new option for purposes of this subparagraph. In such event, both the original option and the new option shall be counted in the applicable year against the maximum limitation specified by this subparagraph in accordance with regulations promulgated under Section 162(m) of the Code.

4.       ELIGIBILITY.

         (a) Options may be granted only to key employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible for the benefits of the Plan unless such director is also a key employee (including an officer) of the Company or any Affiliate.

         (b) No person shall be eligible for the grant of an option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the option price is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.





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5.       OPTION PROVISIONS.

         Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

         (a) The term of any option shall not be greater than ten (10) years from the date it was granted.

         (b) The exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.

         (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of grant or exercise of the option (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or Committee in their discretion.

         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment





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as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.
Notwithstanding the foregoing, the person to whom an option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

         (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

         (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business





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matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

         (g) An option shall terminate three (3) months after termination of the optionee's employment with the Company or an Affiliate, unless (i) the termination of employment of the optionee is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (l) year following such termination of employment; or (ii) the optionee dies while in the employ of the Company or an Affiliate, or within not more than three (3) months after termination of such employment, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (a) that it shall terminate sooner than three (3) months after termination of the optionee's employment, or (b) that it may be exercised more than three (3) months after termination of the





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optionee's employment with the Company or an Affiliate.  This subparagraph 5(g)
shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment.

         (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

         (i) To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.





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6.       COVENANTS OF THE COMPANY.

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7.       USE OF PROCEEDS FROM STOCK.       Proceeds from the sale of stock
pursuant to options granted under the Plan shall constitute general funds of the Company.

8.       MISCELLANEOUS.

         (a) The Board or the Committee shall have the power to accelerate the time during which an option may be exercised, or the time during which an option or any portion thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest.





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         (b)     Neither an optionee nor any person to whom an option is
transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

         (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

         (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or optionee any right to continue in the employ of the Company or any Affiliate or shall affect the right of the Company or any Affiliate to terminate the employment of any eligible employee or optionee with or without cause.

9.       ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments will be made in the class(es) and maximum number of shares subject to the Plan pursuant to subparagraph 3(a), the class(es) and maximum number of shares that may be subject to options pursuant to subparagraph 3(d) and the class(es) and number of shares and price per share of stock subject to outstanding options.





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         (b)     In the event of: (l) a dissolution or liquidation of the
Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged then, at the sole discretion of the Board to the extent permitted by law, (i) any surviving corporation shall assume options outstanding under the Plan or substitute similar options for those outstanding under the Plan, (ii) the time during which options outstanding under the Plan may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) options outstanding under the Plan shall continue in full force and effect.

10.      AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                 (i) Increase the number of shares reserved for options under the Plan;

                 (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or





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                 (iii)    Modify the Plan in any other way if such modification
requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

         (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or options granted under it into compliance therewith.

         (c) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

         (d) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

11.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 31, 2000. No options may be granted under the Plan while the Plan is suspended or after it is terminated.





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         (b)     Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.





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